UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
 (Date of earliest event reported)
November 24, 2009

GLOBAL GREEN SOLUTIONS INC.

NEVADA	000-51198
(State or other jurisdiction of incorporation)	(Commission File No.)

789 West Pender Street, Suite 1010
Vancouver, British Columbia
Canada   V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 24, 2009, an agreement (the “Amendment”) was fully executed between Global Greensteam LLC (“Greensteam”), a subsidiary of Global Green Solutions Inc. (“GGRN”) and Aera Energy LLC (“Aera”) one of California’s largest oil and gas producers.  The Amendment is a second amendment to the earlier Program Agreement and related project schedules between Greensteam and Aera dated March 31, 2008.  The Amendment provides for payments by Aera to Greensteam which will allow construction and operation of an $8 million, quarter scale, renewable steam, pilot unit.  In return, Aera will receive a discounted price on steam purchased from Greensteam after successful operation of the pilot unit and construction of commercial units.

The pilot unit and up to ten full scale commercial units to be built at Aera’s Belridge oilfield near Bakersfield, California will use Greensteam’s waste-to-steam technology to burn waste biomass, creating steam for use in enhanced oil recovery operations.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit No.	Document Description

	99.1	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 1st  day of December, 2009.

GLOBAL GREEN SOLUTIONS INC.

BY:	“Elden Schorn”
Elden Schorn
Director